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                                    EXHIBIT A

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of April 24, 2002, is among Parentech, Inc., a Delaware corporation (the "Company") and Premier Classic Art, Inc., a Delaware corporation ("PCA"). Certain capitalized and non-capitalized terms used herein are defined in Section 8.13.

                                    RECITALS

         WHEREAS, the Boards of Directors of the Company and PCA each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Common Stock and Series B Preferred Stock of PCA, par value $0.001 per share, (the "PCA Series B Preferred Stock");

         WHEREAS, as an inducement to the Company to enter this Agreement, certain stockholders of PCA have entered into lock-up agreements, attached hereto as Exhibit A ("Lock-up Agreement") pursuant to which, among other things, such stockholders have agreed to refrain from selling shares of Common Stock of PCA (the "PCA Common Stock") prior to November 15, 2002 (the "Lock-up Date") and during a specified period following the Lock-up Date;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company and PCA desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and PCA hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), the Company shall be merged with and into PCA (the "Merger"). Following the Merger, PCA shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of the Company shall cease.

         Section 1.2 Effective Time. Subject to the provisions of this Agreement, the Company and PCA shall cause the Merger to be consummated by filing an appropriate certificate of merger in the form attached hereto as Exhibit B and other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, on the Closing Date or as soon thereafter as practicable. The Merger shall become effective upon the filing of the Certificate of Merger (the "Effective Time").


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         Section 1.3 Closing of the Merger. The closing of the Merger (the
"Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2133 or at such other time, date or place as agreed to in writing by the parties hereto.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5 Directors and Officers. The directors of the Surviving Corporation shall be comprised in accordance with Schedule 1.5 of the Company Disclosure Schedule (as defined in Article III) and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.6 Certificate of Incorporation and Bylaws. As of the Effective Time, the certificate of incorporation of PCA, as in effect immediately prior to the Effective Time, shall be amended in its entirety to read as set forth in the Certificate of Merger; provided, however, that Article FIRST of the certificate of incorporation of PCA shall be amended to read in its entirety as follows: " The name of the corporation is Parentech, Inc." until thereafter amended as provided by law. Effective immediately following the Merger, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         Section 2.1 Conversion of Shares.


         (a) At the Effective Time, each share of the Company's Series A Preferred Stock and Series B Preferred Stock (collectively, "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (individually, a "Preferred Share" and collectively, the "Preferred Shares") ") (other than Dissenting Shares (as hereinafter defined) shall, by virtue of the Merger and without any action on the part of PCA or the Company or any holder thereof, be converted into and be exchangeable for the right to receive one fully paid and non-assessable share of PCA Series B Preferred Stock.



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         (b) At the Effective Time, each share of Company's common stock, par value $0.000001 (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (individually, a "Common Share" and collectively, the "Common Shares" and together with the Preferred Shares, the "Shares") (other than Dissenting Shares (as hereinafter defined) shall, by virtue of the Merger and without any action on the part of PCA or the Company or any holder thereof, be converted into and be exchangeable for the right to receive one fully paid and non-assessable share of PCA Common Stock. All such shares of PCA Common Stock issued pursuant to this Section 2.1(b) and PCA Series B Preferred Stock issued pursuant to Section 2.1(a) above, are referred to herein as the "Merger Consideration."

         (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of PCA Common Stock or PCA Series B Preferred Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the calculation of the number of shares of PCA Common Stock or PCA Series B Preferred Stock for which the Company Common Stock shall be exchanged shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or such similar event.

         Section 2.2 Issuance of Adjustment Shares. If, at the Effective Time, PCA has liabilities that exceed $100,000 (the "Excess Liabilities"), the Merger Consideration shall be increased as follows: for every dollar of Excess Liabilities, an additional five (5) shares of PCA Common Stock shall be issued to the Company's stockholders (the "Adjustment Shares"). Each holder of Shares at the Effective Time shall receive that number of Adjustment Shares determined by multiplying (i) the aggregate number of Adjustment Shares and (ii) a fraction, the numerator of which is the number of Shares owned by such holder just prior to the Effective Time (determined on as-converted to common stock basis) and the denominator of which is the total number of Shares just prior to the Effective Time (determined on as-converted to common stock basis), excluding any Dissenting Shares (as such term is defined in Section 2.13). Such Excess Liabilities shall be determined by the Company within sixty (60) calendar days after the Closing Date in accordance with generally accepted accounting principles in the United States ("GAAP").

         Section 2.3 Stock Options. At the Effective Time, the Company Stock Options, whether vested or unvested, will be assumed by PCA ("Assumed Stock Options"). Section 2.3 of the Company Disclosure Schedule (as defined in Article
III) sets forth a true and complete list as of the date hereof of all holders of outstanding options to purchase shares of Company Common Stock ("Company Stock Options"), including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to PCA an updated Section 2.3 of the Company Disclosure Schedule (as defined in Article III) current as of such date. Each such option so assumed by PCA under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan ("Company Option Plan") and any other document governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of PCA Common Stock equal to that number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time, (b) the per share exercise price for the shares of PCA Common Stock issuable upon exercise of such assumed option will be equal to the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time and (c) any restriction on the exercisability of such Company Stock Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall remain unchanged. Consistent with the terms of the Company Option Plan and the documents governing the outstanding options, the Merger will not terminate any of the outstanding options under the Company Option Plan or accelerate the exercisability or vesting of such options or the shares of PCA Common Stock which will be subject to those options upon PCA's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by PCA following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time, and the parties hereto shall use their commercially reasonable efforts to carry out such intention. Within ten (10) business days after the Effective Time, PCA will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Option Plan a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by PCA. PCA agrees to provide any assistance reasonably requested by the Surviving Corporation in order to enable the Surviving Corporation to file with the Securities and Exchange Commission ("SEC") after the Closing a registration statement on Form S-8 covering the shares of PCA Common Stock issuable pursuant to Assumed Stock Options. The Company shall cooperate with and assist PCA in the preparation of such registration statement.


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         Section 2.4 Exchange Agent. Prior to the Effective Time, PCA shall appoint an exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, PCA shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the PCA Common Stock and PCA Series B Preferred Stock issuable pursuant to Section 2.1. in exchange for outstanding Shares.

         Section 2.5 Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within three business days after the Effective Time), the Surviving Corporation shall use its commercially reasonable efforts, and PCA shall provide any assistance reasonably requested by the Surviving Corporation, to cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as PCA may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor shares of PCA Common Stock or PCA Series B Preferred Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1. (after taking into account all Shares then held by such holder), and the Shares formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the Merger Consideration payable upon surrender of the Certificates. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, shares of PCA Common Stock or PCA Series B Preferred Stock evidencing, in the aggregate, the proper number of shares of PCA Common Stock or PCA Series B Preferred Stock may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid.


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         Section 2.6 Distributions with Respect to Unsurrendered Certificates.
No dividends or other distributions declared or made with respect to shares of PCA Common Stock or PCA Series B Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of PCA Common Stock or PCA Series B Preferred Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section
2.5. Subject to the effect of applicable Laws (as hereinafter defined), following surrender of any such Certificate, there shall be paid to such holder of shares of PCA Common Stock or PCA Series B Preferred Stock issuable in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of PCA Common Stock or PCA Series B Preferred Stock.

         Section 2.7 No Further Ownership Rights in Company Common Stock. All shares of PCA Common Stock and PCA Series B Preferred Stock issued upon conversion of the Shares in accordance with the terms of ARTICLE I and this
ARTICLE II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

         Section 2.8 No Fractional Shares of PCA Common Stock or Series B Preferred Stock. No certificates or scrip of shares of PCA Common Stock or PCA Series B Preferred Stock representing fractional shares of PCA Common Stock or PCA Series B Preferred Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of PCA or a holder of shares of PCA Common Stock or PCA Series B Preferred Stock.

         Section 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, pursuant to this Agreement.


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         Section 2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise unless required to do so by law. The Merger shall be treated as a purchase for accounting purposes.

         Section 2.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or PCA for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby.

         Section 2.12 Affiliates. Notwithstanding anything to the contrary herein, no shares of PCA Common Stock or PCA Series B Preferred Stock shall be delivered to a person who may be deemed an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), until such person has executed and delivered to PCA the written agreement contemplated by Section 5.7.

         Section 2.13 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger (the "Dissenting Shares"), which stockholders comply with all of the relevant provisions of Delaware Law (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give PCA (a) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of PCA, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1.


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                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Except as set forth on the schedule delivered by the Company to PCA in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule") the Company hereby represents and warrants to PCA, and except as set forth in the disclosure schedule delivered by PCA to the Company in connection with the execution and delivery of this Agreement (the "PCA Disclosure Schedule"), PCA hereby represents and warrants to the Company, in each case as set forth in this ARTICLE III, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to PCA or its Subsidiaries is being made solely by PCA and any representation or warranty which expressly refers to the Company or its Subsidiaries is being made solely by the Company. As used in this Agreement, "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or developments that (i) materially adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole or (ii) adversely affects or delays the ability of the Representing Party to consummate the transactions contemplated by this Agreement.

         Section 3.1 Organization, Qualification.

         (a) The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. The Representing Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party or substantially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Representing Party from performing its obligations hereunder.

         (b) Each of the Representing Party's Subsidiaries is listed in Section
3.1 of the Representing Party's Disclosure Schedule and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Representing Party's Subsidiaries has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party, taken as a whole. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and, with respect to such shares or ownership interests that are owned by the Representing Party and its Subsidiaries, are owned free and clear of all liens, claims, mortgages, encumbrances, pledges and security interests of any kind. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are wholly owned by the Representing Party, directly or indirectly.


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         Section 3.2 Capital Stock.

         (a) Section 3.2(a) of the Representing Party's Disclosure Schedule sets forth, as of February 28, 2002 with respect to PCA and as of April 24, 2002 with respect to the Company: (i) the number of authorized shares of each class or series of capital stock of the Representing Party; (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding; (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party; (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance, indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to employee stock options or other rights to purchase or receive capital stock granted under such Person's stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof. Since February 28, 2002, PCA has not issued any additional shares of its capital stock.

         (b) All the outstanding shares of capital stock of the Representing Party are, and all shares of PCA Common Stock and PCA Series B Preferred Stock to be issued in the Merger will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws. Except for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of the Representing Party authorized, or as of the date of this Agreement, issued or outstanding, (ii) as of the date of this Agreement there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Representing Party or any of its Subsidiaries, obligating the Representing Party or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Representing Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Representing Party or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (iii) there are no outstanding contractual obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Representing Party or any Subsidiary of the Representing Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Representing Party or other entity, and (iv) there are no shareholder agreements, voting trusts or other agreements to which the Representing Party is a party or to which it is bound relating to the voting of any shares of the capital stock of the Representing Party.


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         Section 3.3 Corporate Authority Relative to this Agreement; No
                     Violation.

         (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the requisite approval of the stockholders of the Company (the "Company Stockholder Approval"), as contemplated in Section 5.1 and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of PCA, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditor's rights generally and (ii) general principles of equity.

         (b) PCA has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of PCA, and other than the obtaining the requisite approval of the stockholders of PCA through action by written consent (the "PCA Stockholder Approval"), the filing of an information statement with the SEC, the resolution of any comments from the SEC with respect to the information statement, and the filing of the Certificate of Merger, no other corporate proceedings on the part of PCA are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of PCA has taken all appropriate action so that Section 203 of Delaware Law will not be applicable to the Company or to PCA for any purpose. This Agreement has been duly and validly executed and delivered by PCA and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of PCA, enforceable against PCA in accordance with its terms, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditor's rights generally and (ii) general principles of equity.

         (c) Except as may be required under, and other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), state securities or blue sky laws, and the rules and regulations of Nasdaq, and the filing of the Certificate of Merger under Delaware Law, none of the execution, delivery or performance of this Agreement by the Representing Party, the consummation by the Representing Party of the transactions contemplated hereby or compliance by the Representing Party with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Representing Party or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation ("Law") applicable to the Representing Party, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or substantially delay the consummation of the transactions contemplated hereby.


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         Section 3.4 Reports and Financial Statements.

         (a) PCA has previously furnished or otherwise made available (by electronic filing or otherwise) to the Company true and complete copies of: (i) Annual Reports on Form 10-K filed with the SEC for each of the fiscal years ended May 31, 2000 and 2001; and (ii) each Quarterly Report on Form 10-Q filed with the SEC for the three fiscal quarters occurring since the Annual Report on Form 10-K for the fiscal year ended May 31, 2001.

As of their respective dates, such reports, proxy statements and prospectuses filed with the SEC by PCA (collectively with, and giving effect to, all amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of PCA's Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of PCA and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since it first became required to file reports under the Exchange Act, PCA has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC, and the PCA Common Stock is registered under the Exchange Act.

         (b) The Company has delivered to PCA copies of the audited balance sheets of the Company as of December 31, 2001, together with the related audited statements of income, stockholders' equity and changes in cash flow for the calendar year ended December 31, 2001, and the notes thereto (such audited financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP throughout the periods covered thereby, and
(ii) present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company and its consolidated Subsidiaries as of such dates and for the periods then ended.

         Section 3.5 No Undisclosed Liabilities. Neither the Representing Party nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Representing Party under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation, except (a) liabilities or obligations with respect to PCA reflected in the SEC Reports and with respect to the Company reflected in the Financial Statements or (b) liabilities and obligations which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Representing Party.

         Section 3.6 No Default; Compliance with Applicable Laws. The businesses of the Representing Party and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Company Material Contracts or PCA Material Contracts, as applicable, or (iii) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to the Representing Party or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Representing Party.

         Section 3.7 Environmental Matters.

         (a) Each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Representing Party. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or to be in compliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Representing Party.

         (b) There are no Environmental Claims pending, or to the knowledge of the Representing Party, threatened, against the Representing Party or any of its Subsidiaries, or, to the knowledge of the Representing Party, any Person whose liability for any such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law for which reserves have not been established in accordance with GAAP, that, individually or in the aggregate, would have a Material Adverse Effect on the Representing Party.

         (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that would form the basis of any Environmental Claim against the Representing Party or any of its Subsidiaries, or for which the Representing Party or any of its Subsidiaries is liable, except for such liabilities which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Representing Party.

         (d) As used in this Agreement: (i) "Environmental Claim" means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Representing Party or any of its Subsidiaries, or (B) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Law" means any law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or (B) the environment or to emissions, discharges, releases or threatened releases of, Hazardous Materials, into the environment; (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law; and (C) pesticides.

         Section 3.8 Litigation. Except as set forth at ss.3.8 of the Company's Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against the Representing Party, its Subsidiaries or any of its assets or properties which (a) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party or its Subsidiaries, or (b) questions the validity of this Agreement or any action to be taken by the Representing Party in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Representing Party and its Subsidiaries are not subject to any outstanding order, writ, injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries. There is no action, suit, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Representing Party (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Representing Party.

         Section 3.9 Permits. The Representing Party holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Permits"), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Representing Party. The Representing Party is in material compliance with the terms of the Representing Party Permits. No investigation or review by any Governmental Entity in respect of the Representing Party is pending or, to the Representing Party's knowledge, threatened, nor has the Representing Party received notice from any Governmental Entity of its intention to conduct the same.

         Section 3.10 Employee Plans.

         (a) Section 3.10(a) of the Representing Party's Disclosure Schedule sets forth a true, correct and complete list of:

              (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Representing Party has any obligation or liability, contingent or otherwise (the "Benefit Plans");

              (ii) all employees, consultants and independent contractors of the Representing Party; and

              (iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which the Representing Party has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of the Representing Party (the "Employee Arrangements").

Benefit Plans and Employee Arrangements which cover current or former employees, consultants, contractors, officers, or directors (or their equivalent) of the Representing Party are separately identified, by the applicable country, on
Section 3.10(a) of the Representing Party's Disclosure Schedule.

         (b) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Representing Party does not have any obligation or liability (contingent or otherwise) in respect of any such plans. The Company is not a member of a group of trades or businesses under common control or treated as a single employer pursuant to
Section 414 of the Code.

         (c) The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Representing Party has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

         (d) There are no pending or, to the Representing Party's knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder), and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

         (e) The Representing Party does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants or contractors of the Representing Party except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Representing Party.

         (f) None of the assets of any Benefit Plan is stock of the Representing Party or any of its affiliates, or property leased to or jointly owned by the Representing Party or any of its affiliates.

         (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of the Representing Party, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as which may be required by the partial or full termination of any Benefit Plan intended to be qualified under Section 401 of the Code).

         Section 3.11 Labor Matters.

         (a) The Representing Party is not a party to any labor or collective bargaining agreement, and no employees of the Representing Party are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Representing Party's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Representing Party's knowledge, there have been no organizing activities involving the Representing Party in respect of any group of employees of the Representing Party.

         (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party. There are no unfair labor practice charges, grievances or complaints pending or, to the Representing Party's knowledge, threatened by or on behalf of any employee or group of employees of the Representing Party and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

         (c) There are no complaints, charges or claims against the Representing Party pending or, to the Representing Party's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Representing Party, and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

         (d) The Representing Party is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

         (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of the Representing Party within the six months prior to the date hereof.

         Section 3.12 Absence of Certain Changes or Events.

         Since the end of the period covered by each Party's audited financial statements provided under this Agreement, (i) the businesses of the Representing Party and its Subsidiaries have been conducted in all material respects in the ordinary course and (ii) there has not been:

         (a) a material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole, or any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole;

         (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Representing Party, or any repurchase, redemption or other acquisition by the Representing Party of any Representing Party securities; (c) any incurrence or assumption by the Representing Party of any indebtedness for borrowed money (or any renewals, replacements, or extensions that do not increase the aggregate commitments thereunder) except (i) in the ordinary and usual course of business consistent with past practice or (ii) in connection with any capital expenditure permitted by Section 4.1 or Section 4.2, as applicable, or (iii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Representing Party for the obligations of any other person;

         (d) any creation or assumption by the Representing Party of any material Lien on any material asset of the Representing Party other than Permitted Liens;

         (e) any making of any loan, advance or capital contribution to or investment in any person by the Representing Party other than loans or advances to employees, contractors or consultants of the Representing Party made in the ordinary and usual course of business consistent with past practice;

         (f) (i) any contract or agreement entered into by the Representing Party on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Representing Party of any contract, license or other right (including, any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party, other than those contemplated by this Agreement;

         (g) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of the Representing Party; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of the Representing Party; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of the Representing Party other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the Representing Party in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

         (h) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

         (i) any (i) making or revoking of any material election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

         (j) any capital expenditures in excess of $25,000 individually and in excess of $100,000 in the aggregate;

         (k) any lease, license or grant to any Person of any rights in any of the Representing Party's assets or properties;

         (l) any amendment of the certificate of incorporation or bylaws of the Representing Party;

         (m) any sufferance of any material damage, destruction or loss (whether or not covered by insurance) to any material assets of the Representing Party; or

         (n) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Representing Party.

         Section 3.13 Tax Matters.

         (a) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         (b) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, each affiliated, combined, consolidated or unitary group of which the Representing Party is a member (an "Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group, including estimates and withheld Taxes, have been paid, or adequately reserved in accordance with GAAP, except to the extent any failure to pay or reserve for would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. There is no audit or examination in process or pending and there has been no notification of any request for such audit or other examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group which if determined adversely would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All assessments for Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid, except to the extent that any failures to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party.

         (c) The Representing Party has not (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Representing Party or any Representing Party's Affiliated Group with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to material Taxes upon the assets of the Representing Party or any Representing Party's Affiliated Group other than Liens relating to Taxes not yet due and Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. Neither the Representing Party nor any Representing Party's Affiliated Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes (other than with respect to agreements solely between or among members of the consolidated group of which the Representing Party is the common parent and agreements and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party).

         (d) Neither the Representing Party nor any Representing Party's Affiliated Group has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (e) Neither the Representing Party nor any Affiliated Group has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from other taxing authorities.

         (f) Neither the Representing Party nor any member of any Affiliated Group has any employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

         (g) Neither the Representing Party nor any member of any Affiliated Group has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) applied to any disposition of assets owned by the Representing Party or any Affiliated Group.

         (h) Neither the Representing Party nor any member of any Affiliated Group has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

         Section 3.14 Absence of Questionable Payments. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Representing Party, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Representing Party, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 3.15 Title and Related Matters. The Representing Party or one of its Subsidiaries has good and valid title to, or a valid leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the case of the Company in the Financial Statements and, in the case of PCA, in the SEC Reports, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof), free and clear of all Liens, statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof,
Section 3.15 of the Representing Party's Disclosure Schedule contains a complete and correct list of all real property owned or leased by the Representing Party or any of its Subsidiaries, and a complete and correct list of each title insurance policy insuring title to any of such real properties.

         Section 3.16 Material Contracts.

         (a) Company Contracts.

              (i) Section 3.16 of the Company Disclosure sets forth a list of all agreements the Company would be required to file as material contracts under
Item 601 of Regulation S-K were the Company subject to the Exchange Act and the disclosure requirements of Regulation S-K (the "Company Material Contracts"). The Company has heretofore made available to PCA true, correct and complete copies of all Company Material Contracts. The Company is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

              (ii) Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and
(B) general principles of equity. The Company is not in breach or default in any material respects of any provisions of any Company Material Contract and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by the Company. The Company does not have any knowledge of any termination or material breach of anticipated termination or material breach by the other parties to any Company Material Contract or commitment to which it is a party or to which any of its assets are subject.

              (iii) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company in respect of any breach or default thereunder.

              (iv) No terms and conditions of any Company Material Contract or other arrangement or understanding between the Company and any other Person in effect on the date of this Agreement prevent, delay or materially restrict the Company's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict the Company's ability to deploy any material portion of its assets or resources as it deems appropriate.

         (b) PCA Contracts

              (i) The SEC Reports contain true and accurate copies of all of the agreements required to be filed as material contracts under Item 601 of Regulation S-K under the Securities Act (the "PCA Material Contracts"). PCA is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

              (ii) Each of the PCA Material Contracts constitutes the valid and legally binding obligation of PCA, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and (B) general principles of equity. PCA is not in breach or default in any material respects of any provisions of any PCA Material Contract and, to PCA's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by PCA or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by PCA. PCA does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any PCA Material Contract or commitment to which it is a party or to which any of its assets are subject.

              (iii) No party to any such PCA Material Contract has given notice to PCA of or made a claim against PCA in respect of any breach or default thereunder.

              (iv) No terms and conditions of any PCA Material Contract or other arrangement or understanding between PCA and any other Person in effect on the date of this Agreement prevent, delay or materially restrict PCA's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict PCA's ability to deploy any material portion of its assets or resources as it deems appropriate. Section 3.17 Insurance. Section 3.17 of the Representing Party's Disclosure Schedule sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) of directors and officers liability and general liability insurance policies maintained by the Representing Party. Such policies have been issued by insurers which, to the Representing Party's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Representing Party of a scope and coverage consistent with customary industry practice. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of the Representing Party, threatened claims, under any of the Representing Party's insurance policies.

         Section 3.18 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among the Representing Party, on the one hand, and any domestic or foreign Governmental Entity or any other person, on the other hand. The Representing Party has not requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

         Section 3.19 Intellectual Property.

         (a) For purposes of this Agreement, "Intellectual Property" means:

              (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

              (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

              (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

              (iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, "Trademarks");

              (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of the Representing Party as such business is currently conducted and as its business is proposed to be conducted;

              (vi) all domain names registered by the Representing Party; and

              (vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

         (b) The Representing Party owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of the Representing Party as currently conducted or as proposed to be conducted by the Representing Party (the "Representing Party's Intellectual Property"), free and clear of all liens, claims or encumbrances. The Representing Party's Intellectual Property constitutes all of the Intellectual Property necessary to enable the Representing Party to conduct its business as such business is currently being conducted and as its business is proposed to be conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor has asserted any right, claim or interest in or with respect to any Representing Party Intellectual Property and the Representing Party is not aware of a basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any Representing Party Intellectual Property by any employee or, to the Representing Party's knowledge, former employee of the Representing Party or, to the Representing Party's knowledge, by any other third party. There are no royalties, fees or other payments payable by the Representing Party to any third person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Representing Party Intellectual Property.

         (c) To the knowledge of the Representing Party, there is no unauthorized use, disclosure, infringement or misappropriation of any Representing Party Intellectual Property, including any license, sublicense and other agreements to which the Representing Party is a party and pursuant to which the Representing Party is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property") by any third party, including any employee or former employee of the Representing Party. Other than in respect of agreements with the Representing Party's officers and directors, the Representing Party has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business. There are no royalties, fees or other payments payable by the Representing Party to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

         (d) The Representing Party is not in breach of any license, sublicense or other agreement relating to the Representing Party Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement on the Representing Party Intellectual Property, including any Third Party Intellectual Property.

         (e) All Patents, registered Trademarks, registered service marks and registered Copyrights held by the Representing Party are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. The Representing Party is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or, to the Representing Party's knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of the Representing Party Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party. The Representing Party has not brought a proceeding alleging infringement of the Representing Party Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

         (f) All current and former officers and employees of the Representing Party have executed and delivered to the Representing Party an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such persons. All current and former consultants and independent contractors to the Representing Party involved in the development, modification, marketing and servicing of the Representing Party's products, and/or the Representing Party Intellectual Property have executed and delivered to the Representing Party an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such persons. To the Representing Party's knowledge, no employee or independent contractor of the Representing Party is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Representing Party.

         (g) The Representing Party has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all the Representing Party Intellectual Property (except such Representing Party Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights ("Confidential Information") owned by the Representing Party used by or disclosed to a third party has been pursuant to the terms of a written agreement between the Representing Party and such third party.

         (h) No product liability claims have been communicated in writing to or, to the Representing Party's knowledge, threatened against the Representing Party.

         (i) The Representing Party is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Representing Party, or which may affect the validity, use or enforceability of such Representing Party Intellectual Property. The Representing Party is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by the Representing Party of the Representing Party Intellectual Property or Representing Party Products.

         Section 3.20 Minute Books; Stock Record Books. True and correct copies of the Representing Party's minute books and, in the case of the Company, stock record books have been made available to the other. The minute books of the Representing Party contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Representing Party, and accurately reflect in all material respects all corporate actions of the Representing Party which are required by law to be passed upon by the Board of Directors or stockholders of the Representing Party. The stock record books accurately reflect all transactions in shares of the Company's capital stock.

         Section 3.21 Contribution of Assets, Assumption of Liabilities and Distribution of Cool Classics, Inc. Common Stock. The contribution of all of the tangible assets and intellectual property rights of PCA to Cool Classics, Inc., a Nevada corporation ("New PCA"), New PCA's assumption of substantially all the liabilities of PCA except for up to $100,000 of liabilities of any kind whatsoever (the "PCA Liabilities") and the distribution of the Common Stock of Cool Classics, Inc. to certain PCA creditors in lieu of foreclosure (the "Distribution") will be completed on or before the Effective Time (the "Distribution Effective Time"). Such contribution shall not include, among other items, all claims for refund of Taxes and other governmental charges of whatever nature relating to the business of for periods prior to the Closing Date. The amount of liabilities of any kind whatsoever remaining in PCA after the Distribution Effective Time will not exceed the PCA Liabilities. The Distribution will be effected in compliance with all applicable laws, including without limitation the applicable provisions of the Delaware General Corporation Law and any other applicable state laws. The consummation of the Distribution will not require any consent, release, waiver or approval that would adversely affect PCA. The consummation of the Distribution will not give rise to or trigger the application of any right of any third party that has not been waived by such party in a writing signed by it. The consummation of the Distribution will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation or Bylaws of the PCA, (b) any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement, "PCA Material Contract" (as defined in Section 3.16) or other instrument or obligation (whether oral or in writing) to which PCA is or was a party or by which the PCA is or was bound, or (c) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to PCA or any of its Subsidiaries.

         Section 3.22 Bank Accounts; Powers of Attorney. Section 3.22 of the Representing Party's Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which the Representing Party maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from the Representing Party, true and correct copies thereof which have been delivered to the other.

         Section 3.23 Disclosure. The representations and warranties by the Representing Party in this Agreement and the statements contained in the schedules, certificates and other writings furnished and to be furnished by the Representing Party to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading, it being understood that as used in this Section 3.23 "material" means material to the Representing Party and its Subsidiaries, taken as a whole. The Representing Party has provided to the other copies of all contracts and agreements that can be reasonably construed as material to the business of the Representing Party.

         Section 3.24 Brokers or Finders.

         (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement; and the Company agrees to indemnify and hold PCA harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have made by such party or its affiliates.

         (b) PCA represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement; and PCA agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

                                   ARTICLE IV
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         Section 4.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of the Company through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.1, prior to the Effective Time, the Company will not, without the prior written consent of PCA:

         (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for: (i) the issuance or sale of Shares pursuant to outstanding Company Stock Options; (ii) the issuance of Company Stock Options to purchase up to an aggregate of 150,000 shares of Company Common Stock to employees, consultants or directors pursuant to the Company's Stock Option Plans and consistent with past practices; and (iii) the authorization for issuance(s) after the Closing of the Merger of (x) up to 5,000,000 shares of PCA Common Stock and (y) a warrant exercisable for up to an additional 1,000,000 shares of PCA Common Stock to certain prospective financial investors (the "Investors")

         (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

         (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

         (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that PCA shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

         (g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights, except for any rights that may be sold or granted in connection with the proposed transactions with the Investors;

         (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

         (i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

         (j) take any action (including, any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

         (k) fail to comply in any material respect with any Law applicable to the Company or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

         (l) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to the Company, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of disclosure, such Person has executed a confidentiality agreement in form acceptable to the Company;

         (m) sell or dispose of any Company Intellectual Property;

         (n) change any of the banking or safe deposit arrangements described in
Section 3.23 hereto, except in the ordinary course of business;

         (o) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

         (p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(o) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue, incomplete or incorrect.

         Section 4.2 Conduct of Business of PCA. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, PCA will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of PCA through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.2, prior to the Effective Time, PCA will not, without the prior written consent of Company:

         (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of PCA Common Stock pursuant to outstanding PCA Stock Options, and except for the issuance of PCA Stock Options to purchase up to an aggregate of no shares of PCA Common Stock to employees, consultants and directors pursuant to PCA's Stock Option Plans and consistent with past practices;

         (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PCA (other than the Merger);

         (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of PCA; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

         (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that the Company shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

         (g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to PCA, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

         (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

         (i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

         (j) take any action (including, any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

         (k) fail to comply in any material respect with any Law applicable to PCA or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on PCA;

         (l) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to PCA, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of such disclosure, such Person has executed a confidentiality agreement in form acceptable to PCA;

         (m) sell or dispose of any PCA Intellectual Property;

         (n) change any of the banking or safe deposit arrangements described in
Section 3.23 hereto, except in the ordinary course of business;

         (o) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

         (p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.2(a) through Section 4.2(o) or any action which would make any of the representations or warranties of PCA contained in this Agreement untrue, incomplete or incorrect.

         Section 4.3 Access to Information.

         (a) Between the date hereof and the Effective Time, the Company and PCA will each give the authorized representatives (including, counsel, financial advisors and auditors) of the other reasonable access to all its employees, consultants, contractors, plants, offices, warehouses and other facilities and to all its books and records, will permit the other to make such inspections and investigations as each may require. Each of the Company and PCA will cause its officers to furnish the other with such financial and operating data and other information in respect of its business, properties and personnel as each may from time to time reasonably request, provided that no investigation pursuant to this Section 4.3(a) shall affect or be deemed to modify any of the representations or warranties made by each of the Company and PCA.

         (b) Each of PCA and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement.

         Section 4.4 Continuation of Insurance Coverage. From the date hereof to the Closing, each of the Company and PCA shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.1 PCA Written Consent. PCA shall take all action necessary under all applicable Laws to obtain approval for the actions contemplated by this agreement through action by written consent of its stockholders.

         Section 5.2 Company Written Consent. The Company shall take all action necessary under all applicable Laws to obtain approval for the actions contemplated by this agreement through action by written consent of its stockholders.

         Section 5.3 Commercially Reasonable Efforts.

         (a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither the Company nor PCA will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

         (b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.1, each of PCA and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law, or by any Dissenting Stockholder in respect of Dissenting Shares. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of PCA and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3(b) shall (i) limit a party's right to terminate this Agreement pursuant to Section 7.2 so long as such party has up to then complied in all material respects with its obligations under this Section 5.3(b), or (ii) require PCA to dispose or hold separate any part of its or the Company's business or operations (or a combination of PCA's and the Company's business or operations), or comply with any other material restriction affecting its business or operations.

         (c) The Company and PCA agree that in connection with any litigation which may be brought against the Company or its directors or PCA or its directors relating to the transactions contemplated hereby, the party subject to such litigation will keep the other, and any counsel which the other may retain at its own expense, informed of the course of such litigation, to the extent the other is not also a party thereto. The parties agree that they will consult with each other prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         Section 5.4 Public Announcements. Each of PCA and the Company will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, as determined by PCA or the Company, as the case may be, a copy of which shall be sent simultaneously to the other party upon such release.

         Section 5.5 Employee Matters.

         (a) PCA will cause the Surviving Corporation to honor the obligations of the Company under the provisions of all Benefit Plans and Employee Arrangements set forth in the Company's Disclosure Schedule, subject to PCA's right to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. After the Effective Time, the employees of the Company will be eligible to participate in the Company's Benefit Plans or, if so determined by PCA, PCA's applicable Benefit Plans, as such plans may be in effect from time to time, and, at PCA's sole discretion, will become employees of PCA. With respect to each such employee of the Company, service with the Company may be counted for purposes of determining periods of eligibility to participate or to vest in benefits under any applicable Benefit Plan of PCA. At PCA's sole discretion, administrative functions, including but not limited to payroll processing, may be transferred to processors of PCA's choosing.

         (b) At the Closing, PCA may cause the Surviving Corporation to deposit with an escrow agent reasonably acceptable to all parties hereto and pursuant to the terms of a mutually acceptable escrow agreement, an amount sufficient to pay any amount due pursuant to retention agreements disclosed in the PCA Disclosure Schedule.

         Section 5.6 Affiliate Agreements. Section 5.6 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. No later than 15 days after the date of this Agreement (but in any event prior to the Effective Time), the Company shall cause its "affiliates" to deliver to PCA an Affiliate Agreement in substantially the form attached hereto as Exhibit C.

         Section 5.7 Lock-up Agreements. Section 5.7 of the PCA Disclosure Schedule sets forth a list of certain of PCA's officers, directors and stockholders who hold a substantial number of shares of PCA Common Stock. Prior to the Effective Time, PCA shall cause all such individuals or entities to deliver to PCA a Lock-up Agreement.

         Section 5.8 Antitakeover Statutes. If any antitakeover statute is or may become applicable to the Merger, each of PCA and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any antitakeover statute on the Merger.

         Section 5.9 Third Party Consents.

         (a) Each of PCA and the Company shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties (including, but not limited to, such as are listed on Section 3.3 of the Company Disclosure Schedule or PCA Disclosure Schedule, as applicable) and Governmental Entities necessary to the consummation of the transactions contemplated hereby (the "Third Party Consents") and will provide to the other parties hereto copies of each such Third Party Consent promptly after it is obtained. Each of PCA and the Company agrees to cooperate fully with the other parties hereto in connection with the obtaining of the Third Party Consents; provided, however, that no party shall be required to pay any additional sums to secure such Third Party Consents of the other parties hereto.

         (b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.10(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of PCA and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgement, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

         (c) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory Law, each of PCA and the Company shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         (a) This Agreement shall have been approved and adopted by the Company's stockholders and by PCA's stockholders.

         (b) The Company and PCA shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under blue sky laws, if any, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

         Section 6.2 Conditions to the Obligations of PCA. The obligations of PCA to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by PCA to the extent permitted by applicable Law:

         (a) The representations and warranties of the Company contained herein shall be true (for the purposes of this Section 6.2(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company, in each case on and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date);

         (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing; or

         (c) The Company shall have delivered to PCA a certificate, dated the date of the Closing, signed by the President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 6.2(a) and Section 6.2(b).

         (d) The Company shall wire Two Hundred Forty Thousand Dollars ($240,000) to an account designated by Gerald A. Adler, Esq. of Bondy & Schloss LLP to discharge agreed-upon liabilities at a time no later than forty-eight
(48) hours subsequent to full and complete compliance by the respective parties with all conditions listed in this Article VI, including compliance with those conditions listed in Section 3.3(b).

         Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

         (a) The representations and warranties of PCA contained herein shall be true (for the purposes of this Section 6.3(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on PCA, in each case on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

         (b) PCA shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) PCA shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of PCA (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 6.3(a) and Section 6.3(b).

         (d) The Company shall have completed to its satisfaction, as determined by the Company in its sole discretion, a due diligence examination of PCA and its assets and business.

         (e) Prior to the Closing, there shall not have occurred any Material Adverse Effect on PCA.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and PCA Stockholder Approval referred to in Section 6.1(a), by mutual written consent of the Company and PCA by action of their respective boards of directors.

         Section 7.2 Termination by either PCA or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either PCA or the Company if:

         (a) the Merger shall not have been consummated by June 30, 2002, whether such date is before or after the date of approval of the Merger by the Company Stockholder Approval and PCA Stockholder Approval (the "Termination Date"); provided, however, that if any condition of Closing set forth in Section
6.1 that remains reasonably capable of satisfaction has not been fulfilled or waived prior to June 30, 2002, the Termination Date shall be automatically extended to July 31, 2002;

         (b) after the Company convenes and holds the Company Stockholders' Meeting and certifies the vote with respect to the Merger, the Company Stockholder Approval shall not have been obtained;

         (c) the PCA Stockholder Approval shall not have been obtained;

         (d) Joe Cool Collectibles, Inc. has not entered into a Lock-up
Agreement;

         (e) Stockholders of the Company possessing the authority to vote, in the aggregate, greater than 10% of each class of the Company's capital stock, determined on an as-converted to Common Stock basis, elect to become Dissenting Stockholders; or

         (f) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Stockholder Approval and PCA Stockholder Approval); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         Section 7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and PCA Stockholder Approval referred to in Section 6.1(a), by action of the Company board of directors, if:

         (a) (i) any of PCA's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.3 would not be satisfied, or (ii) if (A) any of PCA's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3 would not be satisfied and (B) such inaccuracy has not been cured by PCA within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) PCA's representation and warranties with respect to its capitalization are inaccurate such that there are shares or rights to obtain shares outstanding in addition to those initially disclosed, or (iv) any of PCA's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.3 would not be satisfied;

         (b) the board of directors of PCA shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to the Company or shall have resolved to do the foregoing;

         (c) the Company's due diligence examination of PCA and its assets and business reveals information that varies materially or adversely from the understandings upon which the Company agreed to proceed with the transactions contemplated by this Agreement, as determined by the Company in its reasonable discretion;

         (d) since the date of this Agreement, PCA shall have suffered any Material Adverse Effect.

         Section 7.4 Termination by PCA. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and PCA Stockholder Approval referred to in Section 6.1(a), by action of the Board of Directors of PCA, if:

         (a) (i) any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.2 would not be satisfied, or (ii) if (A) any of the Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2 would not be satisfied and (B) such inaccuracy has not been cured by the Company within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of the Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section
6.2 would not be satisfied;

         (b) the board of directors of the Company shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to PCA or shall have resolved to do the foregoing; or

         (c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Company.

         Section 7.5 Effect of Termination and Abandonment. Subject to the terms of Section 7.6, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VII, this Agreement (other than this Section 7.5, Section 4.3(b) and Section8.2(a)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

         Section 7.6 Termination Fee. If this Agreement is terminated by the Company for the reasons described in Sections 7.3(b) and (c), PCA shall pay to the Company upon such termination a termination fee of Seventy-Five Thousand Dollars ($75,000) in cash in immediately available funds (the "PCA Termination Fee").

         Section 7.7 Amendment. This Agreement may be amended by action taken by the Company and PCA at any time before or after approval of the Merger by the Company Stockholder Approval but, after any such approvals, no amendment shall be made which changes the amount or form of the Merger Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 7.8 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 8.2 Entire Agreement; Assignment.

         (a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof, other than the binding provisions of the Memorandum of Understanding between the parties dated as of December 21, 2001, and any amendments thereto (which shall remain in effect).

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         Section 8.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:



             if to PCA, to:               Premier Classic Art, Inc.
                                          1158 Staffler Road
                                          Bridgewater, New Jersey  08807
                                          Attention:  Chief Executive Officer
                                          Fax:

             with copies to:              Bondy & Schloss LLP
                                          6 East 43rd Street
                                          New York, NY 10017
                                          Attention:  Gerald A. Adler, Esq.
                                          Facsimile:  (212) 972-1677

             if to the Company, to:       Parentech, Inc.
                                          777 South Highway 101, Suite 215
                                          Solana Beach, CA  92075
                                          Attention:  Chief Executive Officer
                                          Facsimile:  (858) 847-9090

             with a copy to:              Gray Cary Ware & Freidenrich LLP
                                          4365 Executive Drive, Suite 1600
                                          San Diego, California  92121
                                          Attention:  Doug Rein, Esq.
                                          Facsimile:  (858) 677-1477


or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

         Section 8.5 Expenses. The Company shall be solely responsible for the legal, accounting and other fees and expenses incurred by the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. PCA shall be solely responsible for the legal, accounting and other fees and expenses incurred by PCA in connection with execution of this Agreement and the consummation of the transactions contemplated hereby. Any and all Transfer Taxes shall be timely paid by the Company.

         Section 8.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 8.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.11 Further Assurances. Each party to this Agreement agrees
(a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

         Section 8.12 Interpretation.

         (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 24, 2002.

         (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 8.13 Definitions. As used herein,

         (a) "Affiliate" has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

         (b) "Beneficial ownership" or "beneficially own" has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         (c) "Know" or "knowledge" means, (i) in respect of PCA, the knowledge of PCA's executive officers and (ii) in respect of the Company, the knowledge of the Company's executive officers.

         (d) "Lien" means, in respect of any asset (including, any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

         (e) "Permitted Lien" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business consistent with past practices; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

         (f) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (g) "Subsidiary" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         (h) "Transfer Taxes" means any and all state, local, foreign or provincial sales, use, real property, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder level taxes based upon net income) attributable to the transactions contemplated herein.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.



                                       PARENTECH, INC.



                                       By:    /s/ Charles F. Trapp
                                          --------------------------------------
                                          Name:   Charles F. Trapp
                                          Title:  President



                                       PREMIER CLASSIC ART, INC.



                                       By:   /s/ Scott Landow
                                          --------------------------------------
                                          Name:  Scott Landow
                                          Title: Chief Executive Officer

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

Agreement made this ____ day of April 2002 by and between the undersigned shareholder (the "Shareholder") and Premier Classic Art, Inc. (the "Company") with reference to the number of shares of common stock of the Company set forth below (the "Stock").

The Shareholder hereby agrees, for the benefit of the Company and in furtherance of the planned merger between the Company and Parentech, Inc. (the "Merger"), and in exchange for one dollar ($1.00) and other good and valuable consideration, receipt of which Shareholder hereby acknowledges, that for a period commencing April 24, 2002 and continuing for a period of six months following the effective date of the Merger, but in no case to continue past November 15, 2002, the Shareholder will not directly or indirectly sell, assign, convey or otherwise transfer any of the Stock. Thereafter, Shareholder may transfer not more than 20.00% of the Stock in any calendar month (such limit to be pro-rated for the partial initial month and partial ending month, if applicable). The Shareholder may transfer any portion of their Stock to a trust owned and controlled by the same party (the "Shareholder Trust") at any time, with the lock-up agreement staying in full force and effect. Under no circumstances may the Shareholder or Shareholder Trust sell more than 20.00% of the aggregate Stock held by both of them in any month. All restrictions on transfer of the Stock hereunder shall terminate upon the 12th month anniversary of the effective date of the Merger or May 15, 2003, whichever should occur earlier.

The Shareholder acknowledges that the Company shall, and agrees that the Company may, cause Colonial Stock Transfer, Inc., its transfer agent, (or a replacement to be named by the Company after the completion of the Merger), to place appropriate stock transfer restrictions on the Shareholder's shares reflecting the terms of this Agreement.

This Agreement shall terminate immediately in the event that (a) the Company publicly announces that it has broken off negotiations with Parentech, Inc. and will not pursue the proposed Merger; or (b) the Merger does not occur on or before May 15, 2002, provided, however, that if Premier and Parentech are continuing to work diligently toward the completion of the Merger, this agreement may be extended for a reasonable period at the request of Parentech. Parentech is expressly acknowledged to be a third party beneficiary of this agreement with rights to enforce all of its provisions against either party or both parties.

IN WITNESS WHEREOF, the undersigned have set their hand on the day and year first above written.


Shares of the Company's Common
Stock subject to this agreement:

                  shares, certificate no(s).:
----------------


PREMIER CLASSIC ART, INC.                   SHAREHOLDER



By:
     -------------------------------        ------------------------------------
Name:                                       Name:
Its:

                                    EXHIBIT B

                              CERTIFICATE OF MERGER

                                     MERGING

                                 PARENTECH, INC.

                                      INTO

                            PREMIER CLASSIC ART, INC.

                    -----------------------------------------

                         Pursuant to Section 251 of the
                       General Corporation Law of Delaware

                    -----------------------------------------


         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  Name                                 State of Incorporation
                  ----                                 ----------------------
                  Parentech, Inc.                             Delaware
                  Premier Classic Art, Inc.                   Delaware


         SECOND: That an Agreement and Plan of Merger and Reorganization between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That Premier Classic Art, Inc., a Delaware corporation, shall be the surviving corporation of the merger which will continue its existence as said surviving corporation under the name "Parentech, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         FOURTH: Pursuant to the Agreement and Plan of Merger and Reorganization, the Certificate of Incorporation of the surviving corporation is amended to read as set forth in its entirety in Exhibit A hereto.

         FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 111 Deerwood Road, Suite 100, San Ramon, CA 94583.

         SIXTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective upon filing.


Dated as of: May __, 2002

                                        Premier Classic Art, Inc.
                                        a Delaware corporation



                                        By:
                                           -------------------------------------
                                                    President

                                    EXHIBIT A

                          Certificate of Incorporation

To be prepared by Parentech, Inc. and mutually approved by Parentech, Inc. and Premier Classic Art, Inc., and reflecting the rights and preferences of Parentech's Common Stock and Series B Preferred Stock and Premier Classic Art's Series A Preferred Stock, with the following modifications:

1. a capital structure of 50,000,000 shares of common stock (par $0.000001) and 15,300,000 shares of preferred stock (300,000 of which shares to be designated Series A Preferred Stock (par value of $0.001 per share) and 9,000,000 of which shares to be designated Series B Preferred Stock (par value of $0.001 per share));

2.       the elimination of cumulative dividends on the Series A Preferred
         Stock;


3. addition of staggered Board of Directors (3 year terms - 2 elected 1st year after closing, 2 elected 2nd year after closing, and 3 elected 3rd year after closing);

4. all outstanding shares of Series A Preferred Stock and Series B Preferred Stock automatically convert into Common Stock one year after Effective Time of the Merger;

5. addition that a majority vote of the Series A Preferred Stock shall authorize the automatic conversion of all outstanding shares of Series A Preferred Stock into Common Stock, and if the total number of issued and outstanding shares of Series A Preferred Stock is less than 150,000 at any time, all such issued and outstanding shares of Series A Preferred Stock shall be automatically converted into Common Stock;

6. addition that a majority vote of the Series B Preferred Stock shall authorize the automatic conversion of all outstanding shares of Series B Preferred Stock into Common Stock, and if the total number of issued and outstanding shares of Series B Preferred Stock is less than 2,000,000 at any time, all such issued and outstanding shares of Series B Preferred Stock shall be automatically converted into Common Stock.; and

7.       other minor changes.

                                    EXHIBIT C

                           Form of Affiliate Agreement


April __, 2002


Premier Classic Art, Inc.
1158 Staffer Road
Bridgewater, NJ  08807
Attn:  Secretary

Ladies and Gentlemen:

         1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Parentech, Inc., a Delaware corporation ("Parentech").

         2. Pursuant to an Agreement and Plan of Merger and Reorganization dated April __, 2002, as amended (the "Agreement"), by and between Premier Classic Art, Inc., a Delaware corporation ("PCA"), and Parentech, it is contemplated that Parentech will merge with and into PCA and that all of Parentech's outstanding common and preferred stock, each with a par value $0.000001 per share ("Parentech Stock"), will, respectively, be converted into common stock (the "Common Stock") and Series B Preferred Stock, par value $0.002 per share, of PCA (the "Series B Preferred Stock," and together with the Common Stock, the "PCA Stock"), as set forth in the Agreement (the "Merger"). In connection with the Merger, I will receive my pro rata portion of the shares of PCA Stock upon distribution of the PCA Stock to the holders of Parentech Stock.

         3.       I hereby agree as follows:

                  I will not offer to sell, transfer or otherwise dispose of any of the shares of PCA Stock distributed to me pursuant to the Merger (the "Stock"), except (i) in compliance with the applicable provisions of Rule 145, (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, (iii) in an offering registered under the Securities Act or (iv) if an authorized representative of the Commission shall have rendered written advice to me (sought by my counsel or me, with a copy thereof and all other related communications delivered to PCA) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

         4. I consent to the endorsement of the PCA Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Premier Classic Art, Inc. of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

         PCA's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the PCA Stock, unless the transfer has been effected in compliance with the terms of this letter agreement, it being understood that PCA will promptly process all transfer requests effected in compliance with the terms of this letter agreement.

         5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in paragraph 4 above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of PCA Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of PCA Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of PCA and have been the beneficial owner of the PCA Stock for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and PCA has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of PCA and have been the beneficial owner of the PCA Stock for at least two years (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) PCA shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to PCA, to the effect that the stock transfer restrictions and the legend are not required.

         6. By its acceptance hereof, PCA agrees, for a period of two years after the Effective Time (as defined in the Agreement) of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Sections 13 and 15(d) of the Exchange Act so that the public information provisions of Rule 144(c) promulgated by the Commission under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me in the event I am considered an affiliate of Parentech and I desire to transfer any PCA Stock issued to me pursuant to the Merger.

         7. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parentech as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         8. I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the PCA Stock, to the extent I felt necessary, with my counsel or counsel for Parentech.



                                        Sincerely,



                                        ----------------------------------------




Agreed and accepted this ______
day of ________, 2002, by

Premier Classic Art, Inc.


By ___________________________
Its _________________________

                               FIRST AMENDMENT TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This First Amendment (this "Amendment") to that certain Agreement and Plan of Merger and Reorganization among Parentech, Inc., a Delaware corporation (the "Company") and Premier Classic Art, Inc., a Delaware corporation ("PCA"), dated April 24, 2002 (the "Merger Agreement"), is made and entered into this 10th day of May, 2002.

                                    RECITALS

         A. The Company and PCA previously entered into the Merger Agreement.

         B. All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

         C. The Boards of Directors of the Company and PCA have determined that in order to effect or facilitate the purposes and intent of the Merger Agreement, and to clarify the intentions of parties thereto, certain provisions of the Merger Agreement shall be amended and restated as set forth herein.

         D. Pursuant to Section 7.7 of the Merger Agreement, the Merger Agreement may be amended by action taken by the Company and PCA at any time before or after approval of the Merger by the Company Stockholder Approval, in a writing signed on behalf of the parties to thereto.

                                    AGREEMENT

         Now, Therefore, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment to Section 2.2. Section 2.2 shall be amended and restated in its entirety as follows:

         "Issuance of Adjustment Shares. If, at the Effective Time, PCA has liabilities that exceed $1.00 (the "Excess Liabilities"), the Merger Consideration shall be increased as follows: for every dollar of Excess Liabilities, an additional five (5) shares of PCA Common Stock shall be issued to the Company's stockholders (the "Adjustment Shares"). Each holder of Shares at the Effective Time shall receive that number of Adjustment Shares determined by multiplying (i) the aggregate number of Adjustment Shares and (ii) a fraction, the numerator of which is the number of Shares owned by such holder just prior to the Effective Time (determined on as-converted to common stock basis) and the denominator of which is the total number of Shares just prior to the Effective Time (determined on as-converted to common stock basis), excluding any Dissenting Shares (as such term is defined in Section 2.13). Such Excess Liabilities shall be determined by the Company within sixty (60) calendar days after the Closing Date in accordance with generally accepted accounting principles in the United States ("GAAP")."

         2. Amendment to Section 2.3. Section 2.3 shall be amended and restated in its entirety as follows:

         "Stock Options. At the Effective Time, the Company Stock Options, whether vested or unvested, will be assumed by PCA ("Assumed Stock Options").
Section 2.3 of the Company Disclosure Schedule (as defined in Article III) sets forth a true and complete list as of the date hereof of all holders of outstanding options to purchase shares of Company Common Stock ("Company Stock Options"), including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to PCA an updated Section 2.3 of the Company Disclosure Schedule (as defined in Article III) current as of such date. Each such option so assumed by PCA under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan ("Company Option Plan") and any other document governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of PCA Common Stock equal to that number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time, (b) the per share exercise price for the shares of PCA Common Stock issuable upon exercise of such assumed option will be equal to the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time and (c) any restriction on the exercisability of such Company Stock Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall remain unchanged. Consistent with the terms of the Company Option Plan and the documents governing the outstanding options, the Merger will not terminate any of the outstanding options under the Company Option Plan or accelerate the exercisability or vesting of such options or the shares of PCA Common Stock which will be subject to those options upon PCA's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by PCA following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time, and the parties hereto shall use their commercially reasonable efforts to carry out such intention. Within ten (10) business days after the Effective Time, PCA will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Option Plan a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by PCA."

         3. AMENDMENT TO SECTION 2.14. Section 2.14 shall be amended and restated in its entirety as follows:

                  "Legends. The shares represented by the Merger Consideration issued pursuant to this Section 2 have not been registered under the Securities Act and shall be characterized as "restricted securities" under the federal securities laws. Under such laws, the shares represented by the Merger Consideration may not be resold without registration under the Securities Act or in reliance on an exemption therefrom.

         Each certificate evidencing shares represented by the Merger Consideration issued pursuant to this Section 2 shall bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

         4. Amendment to Section 3.21. Section 3.21 shall be amended and restated in its entirety as follows:

         "Contribution of Assets, Assumption of Liabilities and Distribution of Cool Classics, Inc. Common Stock. The contribution of all of the tangible assets and intellectual property rights of PCA to Cool Classics, Inc., a Nevada corporation ("New PCA"), New PCA's assumption of substantially all the liabilities of any kind whatsoever of PCA so that $1.00 in liabilities of any kind whatsoever remain in PCA at the Effective Time (the "PCA Liabilities") and the distribution of the Common Stock of Cool Classics, Inc. to certain PCA creditors in lieu of foreclosure (the "Distribution") will be completed on or before the Effective Time (the "Distribution Effective Time"). Such contribution shall not include, among other items, all claims for refund of Taxes and other governmental charges of whatever nature relating to the business of for periods prior to the Closing Date. The amount of liabilities of any kind whatsoever remaining in PCA after the Distribution Effective Time will not exceed the PCA Liabilities. The Distribution will be effected in compliance with all applicable laws, including without limitation the applicable provisions of the Delaware General Corporation Law and any other applicable state laws. The consummation of the Distribution will not require any consent, release, waiver or approval that would adversely affect PCA. The consummation of the Distribution will not give rise to or trigger the application of any right of any third party that has not been waived by such party in a writing signed by it. The consummation of the Distribution will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation or Bylaws of the PCA, (b) any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement, "PCA Material Contract" (as defined in Section 3.16) or other instrument or obligation (whether oral or in writing) to which PCA is or was a party or by which the PCA is or was bound, or (c) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to PCA or any of its Subsidiaries."

         5. Amendment to Section 7.2(b). Section 7.2(b) shall be amended and restated in its entirety as follows:

         "after the Company solicits approval for the actions contemplated by this agreement through action by written consent of its stockholders, the Company Stockholder Approval shall not have been obtained;"

         6. MISCELLANEOUS. This Amendment shall be limited solely to the matters expressly set forth herein and all terms and conditions of the Merger Agreement shall remain in full force and effect, except as modified by this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         In Witness Whereof, the parties hereto have executed this First Amendment to Agreement and Plan of Merger and Reorganization as of the date set forth in the first paragraph hereof.



                                  PARENTECH, INC.


                                  By:    /s/ Charles F. Trapp
                                     -------------------------------------------
                                     Name:   Charles F. Trapp
                                     Title:  President



                                  PREMIER CLASSIC ART, INC.


                                  By:    /s/ Scott Landow
                                     -------------------------------------------
                                     Name:   Scott Landow
                                     Title:  Chief Executive Officer